SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2006

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association
One Federal Street
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	02-0181050
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(a New Hampshire corporation)
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (603) 669-4000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
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(a Massachusetts corporation)
One Federal Street
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1   -

Registrants’ Business and Operations

Item 1.01   -

Entry into a Material Definitive Agreement

Non-Qualified Make-Whole Benefit Approved.  On May 25, 2006, the Compensation Committee of the Board of Trustees of Northeast Utilities approved the provision of a non-qualified benefit for the Named Executive Officers named in Northeast Utilities’ 2006 Proxy Statement, and certain other officers of Northeast Utilities, The Connecticut Light and Power Company, Western Massachusetts Electric Company and Public Service Company of New Hampshire (collectively, the “Company”), and directed management to implement this benefit through an amendment to the Northeast Utilities Deferred Compensation Plan for Executives.  The benefit, called the K-Vantage Make-Whole Benefit, is available to officers hired after 2005 and current officers who choose to participate in the benefit and forego additional benefit accruals under the Northeast Utilities Retirement Plan.  The K-Vantage Make-Whole Benefit supplements the qualified benefit provided to officers who are eligible for a Company contribution provided under the Northeast Utilities Service Company 401k Plan.  This contribution is based on age and service, but compensation limits applicable to qualified plans under the provisions of the Internal Revenue Code effectively cap the amount the Company can contribute.  The K-Vantage Make-Whole Benefit, which is subject to five-year vesting, equals the contribution that the officer would have received but for these limits.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalves by the undersigned thereunto duly authorized.

NORTHEAST UTILITIES
THE CONNECTICUT LIGHT AND POWER COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
By: /s/ Randy A. Shoop
Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  May 31, 2006